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                                                                  April 1, 1999

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653

RE:         INHEIRITAGE ACCOUNT OF FIRST ALLMERICA
            FINANCIAL LIFE INSURANCE COMPANY
            FILE NO.'S:  33-74184 AND 811-8304

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the Inheiritage Account on Form S-6 under the Securities Act of 1933 with respect to the Company's individual flexible premium second-to-die variable life insurance policies.

I am of the following opinion:

1. The Inheiritage Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the Inheiritage Account equal to the reserves and other Policy liabilities of the Policies which are supported by the Inheiritage Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectuses contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the Inheiritage Account on Form S-6 filed under the Securities Act of 1933.

                                           Very truly yours,

                                           /s/ Sheila B. St. Hilaire

                                           Sheila B. St. Hilaire
                                           Assistant Vice President and Counsel